EXHIBIT 99.2

Certification Of Chief Financial Officer Of Devon OEI Operating, Inc.
Pursuant To 18 U.S.C. Section 1350, As Adopted Pursuant To
Section 906 Of The Sarbanes–Oxley Act Of 2002

I, William L. Transier, Chief Financial Officer of Devon OEI Operating, Inc. (the “Company”), hereby certify that the Company’s quarterly report on Form 10–Q for the period ended March 31, 2003 and filed with the Securities and Exchange Commission on May 13, 2003 pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Report”) by the Company fully complies with the requirements of that section.

I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ William L. Transier
Name: William L. Transier
Title: Chief Financial Officer
Date: May 13, 2003